Exhibit 23.2

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this information statement , on Form, 14-C, of our review report dated August 8, 2012, relative to the unaudited interim financial statements of Bulova Technologies Group, Inc. as of June 30, 2012 and September 30, 2011 and for the three and nine months ended June 30, 2012 and 2011.

/s/ Drake & Klein CPAs

Drake & Klein CPAs
f/k/a Randall N Drake CPA PA
Clearwater, Florida
September 17, 2012

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362